                                                                EXHIBIT 10.24[*]

                       DENTAL GROUP MANAGEMENT AGREEMENT
                       ---------------------------------


     THIS DENTAL GROUP MANAGEMENT AGREEMENT (this "Agreement") is dated as of October 11, 1996 and is effective as of the date set forth in Section 6.1 ("Effective Date") by and between ALAN M. SLUTSKY, DMD, A PROFESSIONAL
                                  ------------------------------------
CORPORATION, a California professional dental corporation ("Manager") and
-----------
SLUTSKY DENTAL CORPORATION, a California professional dental corporation
--------------------------
("Dental Group").

     RECITALS:

     A. Prior to the execution of this Agreement, pursuant to the terms of that certain Assignment Agreement dated as of October 11, 1996, all of Manager's right, title and interest in all contracts with dentist employees and independent contractors and other licensed health professional employees and independent contractors, all independent physician association and managed care plan contracts, all patient records, and any and all other assets required by statute, rule or regulation to be owned or held by an entity licensed to practice dentistry, together with all goodwill associated with the foregoing (collectively, the "Dental Practice Assets") were assigned to Dental Group.

     B. Dental Group engages in the practice of dentistry by providing dental services to patients of Dental Group ("Group Patients") and to enrollees ("Beneficiaries") of dental plans ("Plans") under contracts ("Payor Contracts") between Dental Group and Plans or between Beneficiaries and Plans.

     C. Dental Group provides dental services to Beneficiaries and to Group Patients through arrangements with licensed individuals ("Providers"). Such arrangements may include contracts ("Employment Agreements") with dentist employees and allied health professional employees (collectively "Employee Providers") and agreements ("Provider Subcontracts") with independent contractor dentists and non-dentist providers of various dental care services (collectively "Subcontract Providers").

     D. All activities of Dental Group subject to this Agreement are referenced as the "Practice." All references to "dental" care and services include general and specialist dental services. All references to "dentists" include generalists and specialists.

     E.   Manager desires to provide certain support services for the Practice.

     F. Dental Group desires to retain Manager on an independent contractor basis to provide management services that are more particularly described below, and Manager desires to provide such

-----------
[*] Confidential Treatment Requested.

management services under the terms and conditions set forth in this Agreement.

                                   AGREEMENTS
                                   ----------

     NOW, THEREFORE, in consideration of the covenants and conditions contained herein, Manager and Dental Group agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

     Terms that are capitalized within this Agreement and its addenda and exhibits are defined in Addendum 1.


                                   ARTICLE 2

                               SCOPE OF AGREEMENT
                               ------------------

     2.1  General Scope of Agreement.  This Agreement shall apply to the
          --------------------------
Practice, including, without limitation, all professional, administrative and technical services, marketing, contracting, case management, ancillary dental services, outpatient services and dental care facilities, equipment, supplies and items, except as otherwise specifically provided in this Agreement. Dental Group's Employment Agreements shall encompass substantially all such activities of Employee Providers and shall provide that all revenues derived from such activities (and not excluded below) are Revenues. Nothing in this Agreement shall be construed to alter or in any way affect the legal, ethical and professional relationship between and among Providers and Providers' patients, nor shall anything contained in this Agreement abrogate any right or obligation arising out of or applicable to the dentist-patient relationship.

     2.2  License.  Dental Group grants Manager an exclusive license to use any
          -------
and all of Dental Group's assets, whether tangible or intangible, in carrying out Manager's duties and responsibilities under the provisions of this Agreement.

     2.3  Intellectual Property.  Dental Group hereby grants to Manager a non-
          ---------------------
exclusive, perpetual, royalty-free, worldwide license to use and sublicense the use of any intellectual property owned by Dental Group. This license shall cover, but not be limited to, use of the following:

     (a) Service Mark.  Dental Group hereby grants Manager the right to use all
         ------------
service marks and trademarks of Dental Group (the "Marks") for marketing and promotional materials in connection with Dental Group's offering of dental services. Manager agrees to use the Marks solely in the design format used by Dental Group as of the date of this Agreement or another design format approved in advance in writing by Dental Group. Dental Group shall have the opportunity to review any marketing or other materials using the Marks in advance of any public distribution. Manager agrees that it will include these restrictions on use in any sublicense of the Marks.

     (b) Copyrighted Materials.  Dental Group hereby grants Manager the right to
         ---------------------
use any and all copyrighted materials authored or owned by Dental Group including, specifically, the Dental Group dental management system software programs (the "Programs"). This license includes the right to sublicense the Programs and the right to prepare and own derivative works based on the Programs, all without a duty of accounting to Dental Group. Dental Group shall execute all documents required to enable Manager to own, use and exploit all such rights.

     2.4  Revenues.  "Revenues" shall mean all of Dental Group's accounts
          --------
receivable (net of contractual adjustments and bad debt), and cash collections. Revenues shall include all funds collected by, or legally due to, Dental Group or any Affiliate of Dental Group, including, without limitation, the following:
(a) all fee-for-service payments for services to Group Patients or Beneficiaries; (b) all payments established under Payor Contracts; (c) all coordination of benefits or deductibles and third-party liability recoveries related to the Group's services; (d) all payments, dues, fees or other compensation to Dental Group, (e) any income, profits, dividends, distributions or other payments from Dental Group's investments; and (f) any interest or other non-operating income of Dental Group.

     2.5  Deposit Accounts.  All cash received by Dental Group from whatever
          ----------------
source shall be deposited into an account or accounts ("Accounts") in the name of Dental Group at a banking institution selected by Dental Group and approved by Manager. Dental Group authorizes Manager to bill and collect, in Dental Group's name, all charges and reimbursements for Dental Group's dental related activities and to deposit such collections in the Accounts. Dental Group agrees to assist and cooperate with Manager in the billing and collection process and to immediately deliver to Manager for deposit any monies Dental Group may receive.

     2.6  Assignment.
          ----------

     (a) Assets.  Except as prohibited by contract or by law, Dental Group
         ------
hereby assigns, sells, conveys, transfers, and delivers to Manager, and Manager hereby accepts from Dental Group, all of the assets and properties of Dental Group of every kind, character and description, whether tangible, intangible, real, personal, or mixed, and wherever located, including, but not limited to, all Revenues, cash, accounts receivable, advances, prepaid expenses, deposits, equipment and improvements. The assets shall be valued at their fair market value which has been determined to be their respective book values. Manager shall have the authority, and Dental Group shall execute any and all documents as may be necessary or appropriate to transfer the assets to Manager, authorize Manager to transfer the funds in the Accounts to a separate account in the name of Manager, and effectuate the intention of this provision.

     (b) Liabilities.  Manager shall be responsible for paying all claims and
         -----------
obligations associated with the operation of Dental Group pursuant to this Agreement; provided, Manager shall be deemed to fully discharge its responsibility to Dental Group for the liabilities described in this subparagraph by its timely payment on Dental Group's behalf of, or delivery to Dental Group of an amount sufficient to discharge, all of Dental Group's obligations and liabilities now existing or arising in the future, including those under Provider Subcontracts, Employment Agreements, Dental Group's professional liability insurance and any other operational expenses for which Dental Group retains responsibility or that are delegated to Dental Group, whether pursuant to this Agreement or any other agreement of the parties or action of the Joint Operations Committee ("Dental Expenses"). Notwithstanding the foregoing, Manager does not assume any liabilities of Dental Group which are unrelated to the dental business or any liabilities for income taxes.


                                   ARTICLE 3

                             GOVERNANCE AND CONTROL
                             ----------------------

     3.1  Appointment.  Dental Group hereby appoints Manager as its sole and
          -----------
exclusive manager for the operation of the Practice and covenants not to enter into an agreement with any Person other than Manager to perform or assume any of Manager's rights, duties or responsibilities as provided herein. Manager hereby accepts full responsibility for such management as more fully set forth herein.

     3.2  Professional Matters.  Pursuant to applicable laws and requirements
          --------------------
governing the practice of dentistry, Dental Group shall retain ultimate responsibility for all activities of Dental Group that are within the scope of a dentist's licensure and cannot be performed by Manager due to Manager's non-licensed status. The parties understand and agree that during the term of this Agreement, Dental Group shall be the provider of dental services for all purposes, including, but not limited to, licensure and reimbursement.

     3.3  Relationship of Parties.  In the performance of its duties and
          -----------------------
obligations under this Agreement, it is understood and agreed that Manager shall, at all times, be acting and performing as an independent contractor and not as an employee of Dental Group. Except as provided in this Agreement or as required by law, Dental Group shall neither have nor exercise any control or direction over the methods by which Manager shall perform its obligation thereunder; nor shall Manager have or exercise any control or direction over the methods by which Dental Group shall practice dentistry. It is expressly agreed by the parties that no work, act, commission or omission of Manager pursuant to the terms and conditions of this Agreement shall be construed to make or render Manager or Manager's employees or agents, the employees of Dental Group. Manager and Dental Group are not partners or joint venturers with each other and nothing herein shall be construed so as to make them partners or joint venturers or impose upon either of them any liability as partners or joint venturers. Dental Group's responsibility is to assure that the services covered by this Agreement shall be performed and rendered in a competent, efficient and satisfactory manner.

     3.4  Authority and Control.  Strategic planning, overall direction and
          ---------------------
control of the business and affairs of Dental Group, and authority over the day-to-day activities of Dental Group shall be accomplished as follows:

     (a)  Exclusive Authority.
          -------------------

          (1) Dental Group.  Dental Group shall have the sole responsibility and
              ------------
authority for all aspects of the practice of dentistry and delivery of dental services by Providers. Dental Group shall consult with Manager or the Joint Operations Committee to the extent reasonable and not inconsistent with the licensure of dentists.

          (2) Manager.  After reasonable consultation with Dental Group or the
              -------
Joint Operations Committee, Manager shall have the sole responsibility and authority for decisions related to the administration of the Practice.

     (b) Joint Authority.  All other decision-making authority related to the
         ---------------
business and affairs of Dental Group shall be vested in a joint operations committee (the "Joint Operations Committee"). Nothing herein shall be construed as preventing the Joint Operations Committee from appointing representatives and delegating authority to such representatives so long as the Joint Operations Committee may revoke such appointment and delegation at any time and so long as the Joint Operations Committee retains ultimate responsibility for the decisions of such representatives.

     3.5  Joint Operations Committee.  Strategic planning, overall direction and
          --------------------------
control of the business and affairs of Dental Group, and authority over the day-to-day activities of Dental Group shall be overseen by the Joint Operations Committee as follows:

     (a) Joint Operations Committee Membership.  The Joint Operations Committee
         -------------------------------------
shall consist initially of three (3) individuals (the "Committee Members"). Dental Group shall designate one (1) Committee Member (the "Dental Group Member") and the remaining two (2) Committee Members (the "Manager Members") shall be appointed by Manager. The number of Committee Members may be increased by agreement of the parties. Each party shall continue to direct the appointment of the same percentage of

Committee Members as described above. Each Committee Member shall serve at the pleasure of the party designating such Committee Member and may be replaced, with or without cause, at any time by such party upon the delivery of written notice thereof to the other Committee Members. Manager, Dental Group and their respective Committee Members shall diligently pursue any preliminary activities that are necessary to allow the Joint Operations Committee to take an action. Where Committee Members are required to consult with the organization appointing such Committee Members, the Committee shall establish and agree on a deadline for accomplishing such consultation.

     (b) Joint Operations Committee Action.
         ---------------------------------

          (1) Joint Action.  Except as otherwise expressly set forth above, the
              ------------
Joint Operations Committee shall take all other actions that have been approved by a majority of the Committee Members.

          (2) Consultation Forum.  Consultation between Dental Group and
              ------------------
Manager, if any, shall take place at a meeting of the Joint Operations Committee, and Dental Group and Manager hereby agree to be bound by the decision of their Dental Group Members or Manager Members, as the case may be.

     (c) Joint Operations Committee Meetings.  Meetings of the Joint Operations
         -----------------------------------
Committee may be held by telephone or similar communications equipment so long as all Committee Members participating in a meeting can hear and speak to each other. The Joint Operations Committee shall prepare and maintain written minutes of all meetings and shall provide a copy of the minutes to the parties within fifteen (15) business days following each meeting.

          (1) Regular Meetings.  The Joint Operations Committee shall hold not
              ----------------
less than four (4) regular meetings each year, at such specific times and places as the Committee Members may determine.

          (2) Special Meetings.  A special meeting of the Joint Operations
              ----------------
Committee may be called by a majority of the Committee Members.

          (3) Notice Requirement.  A Committee Member calling a special meeting
              ------------------
must provide all other Committee Members with ten (10) days' advance written or telephonic notice. Notice must be given or sent to the Committee Member's address or telephone number as shown on the records of the Joint Operations Committee. Notice may be delivered directly to each Committee Member or to a person at the Committee Member's principal place of business who would reasonably be expected to communicate that notice promptly to the Committee Member.

          (4)  Waiver of Notice Requirement.
               ----------------------------

               (A) Written Waiver, Consent or Approval. Notice of a special
                   -----------------------------------
meeting need not be given to any Committee Member who, either before or after the meeting, signs a waiver of notice or a written consent to the holding of the special meeting, or an approval of the minutes of the special meeting. Such waiver, consent or approval need not specify the purpose of the special meeting. All such waivers, consents, and approvals shall be filed with the Joint Operations Committee records or made a part of the minutes of the special meetings.

               (B) Failure to Object. Notice of a special meeting need not be
                   -----------------
given to any Committee Member who attends the special meeting and does not protest before or at the commencement of the special meeting such lack of notice.

          (5) Quorum.  The smallest number of Committee Members that exceed
              ------
fifty percent (50%) of all Committee Members shall constitute a quorum of the Joint Operations Committee.

          (6) Proxies.  The Joint Operations Committee shall provide for the use
              -------
of proxies, telephonic conference calls, written consents or other appropriate methods by which the full participation of the Dental Group Members and Manager Members can be assured.

     (d) Limitation of Responsibility.  Notwithstanding any other provisions
         ----------------------------
hereof, Committee Members shall be liable to the parties only for actions constituting bad faith, gross negligence or breach of an express provision of this Agreement (so long as such breach remains uncured after ten (10) days of receiving notice of the nature of such breach). In all other respects, Committee Members shall not be liable for negligence or mistakes of judgment.

     3.6  Budgets.  A capital and operating budget ("Annual Budget") shall be
          -------
established regarding all financial aspects of the Practice. The Annual Budget shall include the following elements and other items, as appropriate:

     (a) A capital expenditure budget outlining a program of capital expenditures, if any, that are required for the next succeeding fiscal year;

     (b) An operating budget setting forth an estimate of Revenues and expenses for the next succeeding fiscal year, together with an explanation of anticipated changes or modifications, if any, in the Practice's utilization, rates, charges to patients or third party payors, salaries, costs of Providers, non-wage cost increases, and all other similar factors expected to differ significantly from those prevailing during the current fiscal year;

     (c)  Other expenses of operation;

     (d) The amount of a reasonable reserve to satisfy possible shortfalls from operations. The allocation of such reserve shall be made by the Joint Operations Committee as and when necessary; and

     (e) The Management Fee, as defined below, for the next succeeding fiscal year.

     3.7  Budget Process.
          --------------

     (a) Initial Annual Budget.  Not later than 45 days after the Effective
         ---------------------
Date, the Joint Operations Committee will have prepared the initial Annual Budget for the first fiscal year (which shall initially be the calendar year) during the term of this Agreement. If the Effective Date is other than the first day of a fiscal year, then such initial Annual Budget shall encompass only such portion of the then current fiscal year as remains, or, at the option of the parties, such portion of the then current fiscal year plus the immediately subsequent fiscal year.

     (b) Preliminary Budget.  Not later than forty-five (45) days prior to the
         ------------------
end of each fiscal year during the term of this Agreement, the Manager shall prepare and deliver to the Joint Operations Committee a preliminary Annual Budget for the next succeeding fiscal year ("Preliminary Budget").

     (c) Joint Operations Committee Approval.  The Joint Operations Committee
         -----------------------------------
shall review and suggest modifications to the Preliminary Budget within ten (10) days of receipt. Manager shall prepare a revised budget based upon the Joint Operations Committee's recommendations and the Preliminary Budget as revised shall become the Annual Budget.

     (d) Adjustments.  In the event of a material deviation between financial
         -----------
forecasts and financial performance during a fiscal year, Manager or Dental Group may propose adjustments to the Annual Budget which adjustments shall be approved or disapproved pursuant to the procedures set forth above.

     3.8  Personnel.
          ---------

     (a) Providers.  Except in unusual circumstances approved by the Joint
         ---------
Operations Committee, Manager shall not employ or contract with any Providers for the provision of dental services. All Providers who provide dental services to Group Patients or to Beneficiaries shall be either (1) Employee Providers,
(2) Subcontract Providers or (3) employees of Subcontract Providers.

     (b) Non-Providers.  With the exception of employees of Subcontract
         -------------
Providers, Manager shall employ all non-Provider personnel necessary for the operation of the Practice.

     (c) Salary and Benefits.  Each party to this Agreement shall remain liable
         -------------------
for the salary and benefits paid to such party's own employees and shall be ultimately responsible for compliance with state and federal laws pertaining to employment taxes, workers' compensation, unemployment compensation and other employment-related statutes pertaining to the party's own employees.

     (d) Payments to Subcontract Providers.  Dental Group shall be liable for
         ---------------------------------
any payments due Subcontract Providers under Provider Subcontracts after receipt of funds from Manager.


                                   ARTICLE 4

                              MANAGEMENT SERVICES
                              -------------------

     4.1  General Description of Services.  Within the limitations set out
          -------------------------------
elsewhere in this Agreement, Manager shall provide or arrange for the provision to Dental Group of all support services reasonably necessary and appropriate for the efficient operation of the Practice. Such services include all administrative services necessary to Dental Group's performance of its obligations under Payor Contracts, contracting, marketing, capital formation and assistance with long term strategic planning.

     4.2  Facilities.  When appropriate, Manager shall secure and maintain
          ----------
facilities, including, without limitation, office space, improvements, furnishings, equipment, supplies and personal property, of a nature and in a condition necessary and appropriate for the efficient and effective operations of the Practice subject to the general approval of the Joint Operations Committee. Manager shall secure and maintain said facilities in the name of Dental Group.

     4.3  Purchased Items and Services.  Manager shall serve as the purchasing
          ----------------------------
agent for Dental Group and shall arrange for personnel benefits, insurance, and any other items and services required for the proper operation of the Practice.

     4.4  Manager Personnel.
          -----------------

     (a) Management Team.  Subject to any approval or consulting rights of the
         ---------------
Joint Operations Committee, Manager shall engage or designate one or more individuals experienced in dental group management and direction, including, but not limited to, an administrator, who will be responsible for the overall administration of the Practice including day-to-day operations and strategic development activities.

     (b) Other Manager Personnel.  Manager shall select, hire, train, supervise,
         -----------------------
monitor and terminate all non-Provider personnel necessary for the operation and
management of the Practice.   During the two year period following the date of
this Agreement, Manager shall maintain in effect for the benefit of all non-Provider personnel of Manager assigned to the operation and management of the Practice, the following programs and benefits currently being provided by Manager: holiday bonus program; health club membership; and annual incentive trip for employees and family.

     4.5  Day-to-Day Management and Supervision.  Subject to any approval or
          -------------------------------------
consulting rights of the Joint Operations Committee, Manager shall provide general management including, but not limited to, day-to-day supervision of:

     (a)  Manager personnel;

     (b)  Equipment and supply acquisition;

     (c)  Office space and facility maintenance;

     (d)  Patient records organization and retention;

     (e)  Third party payor contracting;

     (f)  Case management tracking;

     (g)  Billing, collections and accounting activities as set forth below;

     (h) All operating aspects and policies of the Practice including, but not limited to, hours of operation, work schedules, standard duties and job descriptions, for all nondentist personnel; and

     (i)  Other related and incidental matters.

     4.6  Billing and Collection Payment of Expenses.  Manager shall be
          ------------------------------------------
responsible for all billing and collecting activities required by Dental Group. Manager shall also be responsible for reviewing and paying accounts payable of Dental Group. Dental Group hereby appoints the Manager its true and lawful attorney-in-fact to take the following actions for and on behalf of and in the name of Dental Group:

     (a) Bill and collect in Dental Group's name or the name of the individual practicing dentist, all charges and reimbursements for Dental Group. Dental Group shall give Manager all necessary access to Patient records to accomplish all billing and collection. In so doing, Manager will use its best efforts but does not guarantee any specific level of collections, and Manager will comply with Dental Group's reasonable and lawful policies regarding courtesy discounts;

     (b) Take possession of and endorse in the name of Dental Group any and all instruments received as payment of accounts receivable;

     (c) Deposit all such collections directly into Accounts and make withdrawals from such Accounts in accordance with this Agreement; and

     (d) Place accounts for collection, settle and compromise claims, and institute legal action for the recovery of accounts.

     4.7  Bookkeeping and Accounting.  Manager shall provide bookkeeping
          --------------------------
services, financial reports, and shall implement and manage a computerized management information system appropriate for the Practice.

     (a) Financial Reporting.  Manager shall prepare, analyze, and deliver to
         -------------------
the Joint Operations Committee financial reports to the extent necessary or appropriate for the operation of the Practice, including the following:

          (1) Financial statements, including balance sheets and statements of cash flow and income;

          (2) Accounts payable and accounts receivable analysis;

          (3) Billing status including any Medicaid remittances; and

          (4) Reconciliation of assets, liabilities and major expenses.

     (b) Audits.  Dental Group shall have the right to review and, at its sole
         ------
cost and expense, obtain an audit (separate from any annual audit or review of Dental Group's financial statements performed at the direction of the Manager) of Dental Group's financial books and records maintained by the Manager. Upon five (5) days' prior written notice, Manager shall allow Dental Group access during reasonable business hours to all information and documents reasonably required for such review or audit. Upon Dental Group's request and at Dental Group's expense, Manager shall also provide copies of such documents.

     4.8  Marketing and Public Relations Services.  Manager shall provide such
          ---------------------------------------
marketing and public relations services as Manager determines reasonably necessary to promote, market and develop the dental services of Dental Group. Manager shall provide Dental Group with marketing materials and activities.

     4.9  Dental Group Agreements.  On behalf of Dental Group, Manager shall
          -----------------------
review, evaluate and negotiate Payor Contracts and Provider Subcontracts and any other contracts or agreements regarding the provision of dental related items or services by Dental Group or Providers.

     4.10  Utilization Review Quality Improvement and Outcomes Monitoring.
           --------------------------------------------------------------
Manager shall be responsible for providing administrative support for Dental Group's utilization review, quality improvement and outcomes monitoring activities, including, without limitation, data collection, analysis and reporting for Group Patients and Beneficiaries. Manager shall also support the development and implementation of relevant policies, procedures, protocols, practice guidelines and other interventions based on such activities.

     4.11  Applicable Law.  Manager and Dental Group shall comply with all
           --------------
applicable federal and state laws, statutes, rules and regulations, including without limitation, those relating to Medicaid reimbursement and any other applicable governmental rules or the guidelines governing the standards for administering a professional dental practice.


                                   ARTICLE 5

                             DENTAL GROUP SERVICES
                             ---------------------

     5.1  Provision of Dental Services by Dental Group.  Dental Group shall
          --------------------------------------------
operate the Practice during the Term as a dental practice in accordance with terms of this Agreement and the Annual Budget.

     5.2  Providers.
          ---------

     (a) Professional Dental Services.  Dental Group shall employ or contract
         ----------------------------
with the number of Providers Dental Group deems necessary for the efficient and effective operation of the Practice and in accordance with quality assurance, credentialing and utilization management protocols approved by Manager. Dental Group shall provide full and prompt dental coverage for the Practice, including emergency service twenty-four hours per day, seven days per week, including holidays according to policies and schedules approved by the Joint Operations Committee.

     (b) Provider Subcontracts and Employment Agreements. Dental Group shall not
         -----------------------------------------------
negotiate or execute any Provider Subcontract, Employment Agreement, or any amendment thereto, without the approval of the Joint Operations Committee. The Joint Operations Committee shall have the right of review and reasonable approval of any Provider Subcontract and Employment Agreement. Dental Group shall be responsible for the payment, in accordance with the Annual Budget, of all Employee and Subcontract Providers.

     5.3  Peer Review.  Dental Group, after consultation with the Joint
          -----------
Operations Committee, shall implement, regularly review, modify as necessary or appropriate and obtain the commitment of Providers to actively participate in peer review procedures for Providers. Dental Group shall assist Manager in the production of periodic reports describing the results of such procedures. Dental Group shall provide Manager with prompt notice of any information that raises a reasonable risk to the health and safety of Group Patients or Beneficiaries. In any event, after consultation with the Joint Operations Committee, Dental Group shall take such action as may be reasonably warranted under the facts and circumstances.

     5.4  Billing Information and Assignments.  Dental Group shall promptly
          -----------------------------------
provide Manager with all billing and patient encounter information reasonably requested by Manager for purposes of billing and collecting for Dental Group's services. Dental Group shall use reasonable efforts to procure consents to assignments and other approvals and documents necessary to enable Manager to obtain payment or reimbursement from third party payors and patients. With the assistance of Manager, Dental Group shall obtain all provider numbers necessary to obtain payment or reimbursement for its services.

     5.5  Third Party Contracts.  Dental Group shall be in compliance with all
          ---------------------
contracts, agreements and arrangements, including any contracts that exist on the Effective Date, between Dental Group and third parties.

     5.6  Use of Manager's Goods and Services.  Dental Group shall not use any
          -----------------------------------
goods or services provided by Manager pursuant to this Agreement for any purpose other than the provision of and management of dental services as contemplated by this Agreement and purposes incidental thereto.

     5.7  Negative Covenants.  During the Term, Dental Group shall not, without
          ------------------
the prior approval of the Joint Operations Committee, (a) assign, pledge, mortgage or otherwise encumber any of its property, (b) transfer substantially all of its assets, including its goodwill, (c) merge or consolidate with any other entity, (d) allow the transfer or issuance of any of its stock (other than in accordance with the terms and provisions of that certain Share Acquisition Agreement dated October 11, 1996, between GMS Dental Group Management, Inc., a Delaware corporation and Alan M. Slutsky), or (e) take or allow any act that would materially impair the ability of Dental Group to carry on the business of the Practice or to fulfill its obligations under this Agreement.


                                   ARTICLE 6

                                     TERM
                                     ----

     6.1  Term.  This Agreement shall be effective as of October 11, 1996 (the
          ----
"Effective Date"), and shall remain in effect for an initial term of forty (40) years from the Effective Date, expiring on the fortieth (40th) anniversary of the Effective Date, unless earlier terminated pursuant to the terms of this Agreement. The word "Term" shall include such initial term and, where applicable, any extension of such initial term (whether extended pursuant to Section 6.2(a) or otherwise), subject to earlier termination pursuant to the provisions of this Agreement.

     6.2  Termination and Extension.
          -------------------------

     (a) Automatic Extension.  At the end of the initial term and any subsequent
         -------------------
term, this Agreement shall automatically renewed for a five (5) year term unless one of the parties provides the other party with written notice of intent not to renew, not less than one hundred eighty (180) day prior to the expiration of the then current term.

     (b) Early Termination.  This Agreement may be terminated according to the
         -----------------
provisions of this Section.

          (1) Material Breach.  In the event either party materially breaches
              ---------------
this Agreement and such breach is not cured to the reasonable satisfaction of the non-breaching party within thirty (30) days after the non-breaching party serves written notice of the default upon the defaulting party (the "Default Notice"), the Agreement shall automatically terminate at the election of the non-breaching party upon the giving of a written notice of termination to the defaulting party not later than forty-five (45) days after service of the Default Notice; provided that if such uncured breach is only capable of being cured within a reasonable period of time in excess of thirty (30) days, the non-breaching party shall not be entitled to terminate this Agreement so long as the defaulting party has commenced such cure and thereafter diligently pursue such cure to completion.

          (2) Refusal To Comply.  In the event that Dental Group or Manager
              -----------------
refuses or fails to comply with a decision of the Joint Operations Committee, the aggrieved party shall have the option to require the non-complying party to participate in good faith mediation under the auspices of the American Mediation Association, and if such dispute between Dental Group and Manager continues for sixty (60) days after the date the aggrieved party exercises its option regarding mediation, the non-complying party shall have thirty (30) days in which to comply with the decision of the Joint Operations Committee. If the non-complying party has not complied by the end of such thirty (30) day period, the aggrieved party shall have the option to terminate this Agreement upon fifteen (15) days prior written notice. During such mediation, Manager and Dental Group shall continue to operate and manage the Practice in good faith.

          (3) Bankruptcy.  A party may, upon three (3) days' prior written
              ----------
notice, terminate this Agreement if the other party:

               (A) Applies for or consents to the appointment of a receiver, trustee or liquidator of all or a substantial part of its assets, files a voluntary petition in bankruptcy or consents to an involuntary petition, makes a general assignment for the benefit of its creditors, files a petition or answer seeking reorganization or arrangement with its creditors, or admits in writing its inability to pay its debts when due, or

               (B) Suffers any order, judgment or decree to be entered by any court of competent jurisdiction, adjudicating such party bankrupt or approving a petition seeking its reorganization or the appointment of a receiver, trustee or liquidator of such party or of all or a substantial part of its assets, and such order, judgment or decree continues unstayed and in effect for ninety (90) days after its entry.

          (4) Nonperformance.  Manager may terminate this Agreement in the event
              --------------
that in any two consecutive fiscal quarters the Manager has not been paid the Management Fee and, in the sole discretion of the Manager, it is not reasonably likely that the Management Fee will be paid in the next fiscal quarter. Any such termination shall be effective as of the last day of such third fiscal quarter provided at least sixty (60) days notice shall have been given; otherwise, such termination shall be effective on the sixtieth day after notice is given.

          (5) Change in Law.  In the event of any material change in federal or
              -------------
state law that has a significant adverse impact on either party hereto in connection with their performance under this Agreement, or if performance by a party of court or any duties under this Agreement be deemed illegal by any administrative agency or in a formal opinion rendered to Manager by legal counsel knowledgeable in health law matter retained by the Manager, the affected party shall have the right to require that the other party renegotiate the terms of this Agreement. Unless the parties otherwise mutually agree in writing, such renegotiated terms shall be effective not later than twenty (20) days after receipt of written notice of such request for renegotiation. Solely in the event of illegality, if the parties fail to reach an agreement within thirty (30) days of the request for renegotiation, either party may (subject to the severability provision of this Agreement) terminate this Agreement upon thirty (30) days' prior written notice to the other party.

     (c) Effect of Termination.  Upon termination of this Agreement:
         ---------------------

          (1) Dental Group shall surrender to Manager all of Manager's property used primarily in the operation of the Practice in the same condition as received, reasonable wear and tear excepted.

          (2) Manager shall deliver to Dental Group all records related to the business of and provision of dental care through the Practice including, without limitation, patient records and any corporate, personnel and financial records maintained for the Practice and Providers, provided, that except as limited by law, including, but not limited to laws governing the confidentiality of patient records, Manager shall have the option to copy (or otherwise duplicate) at its sole cost and expense such records of Dental Group and to retain and utilize such records for its own use;

          (3) Manager shall deliver to Dental Group any other property of Dental Group in Manager's possession;

          (4) Both parties shall cooperate to ensure the provision of appropriate dental care to Group Patients and Beneficiaries;

          (5) Dental Group shall promptly deliver to Manager any Revenues that it may receive in payment for dental services rendered by Dental Group prior to termination; and

          (6) Both parties shall cooperate to ensure the appropriate billing and collections for dental services rendered by Dental Group prior to the effective date of termination, and any such cash collected shall be retained by Dental Group and/or paid to Manager pursuant to Article 7.


                                   ARTICLE 7

                                 MANAGEMENT FEE
                                 --------------

     For its services hereunder, which shall include the providing of all facilities and furniture, fixtures and equipment at the Practice, all non-dentist employees of Manager who perform services at or for the Practice and all management services provided hereunder, Manager shall retain as a management fee (collectively, the "Management Fee") the following:

     7.1  Base Management Fee.  As a base management fee (the "Base Management
          -------------------
Fee") Manager shall retain that portion of Revenues equal to the sum of the amount of Manager's Costs plus [*]% of Revenues.

     7.2  Performance Management Fee.  As a bonus for meeting performance
          --------------------------
standards goals as set by the Joint Operations Committee, Manager shall be eligible for a Performance Management Bonus that is calculated in accordance with the applicable exhibit to the Annual Budget.

     7.3  Adjustments.  If there are not sufficient funds to pay the Base
          -----------
Management Fee, all unpaid amounts shall accumulate and carry over until paid or until the termination of this Agreement, in which case such unpaid amounts shall be immediately due and payable as of the date of termination.

     7.4  Reasonable Value.  Payment of the Base Management Fee and the
          ----------------
Performance Management Fee is acknowledged as the parties' negotiated agreement as to the reasonable fair market value of the services furnished by Manager pursuant to this Agreement, considering the nature and volume of the services required and risks assumed by Manager.

     7.5  Priority.   Notwithstanding anything to the contrary contained in this
          --------
Article 7, any expenses incurred in connection with the Practice shall be paid prior to the payment of any Base Management Fee or performance Management Fee. In addition, any

__________
[*] Confidential Treatment Requested.

accruals pursuant to Section 7.3 will be eliminated prior to the payment of any future Performance Management Fee.

                                   ARTICLE 8

                            INDEMNITY AND INSURANCE
                            -----------------------

     8.1  Indemnity.
          ---------

     (a) Indemnification.  Each party shall indemnify, defend and hold harmless
         ---------------
the other party from any and all liability, loss, claim, lawsuit, injury, cost, damage or expense whatsoever (including reasonable attorneys' fees and court costs) arising out of, incident to or in any manner occasioned by the performance or nonperformance of any duty or responsibility under this Agreement by such indemnifying party, or any of their employees, agents, contractors or subcontractors; provided, however, that neither party shall be liable to the other party hereunder for any claim covered by insurance, except to the extent that the liability of such party exceeds the amount of such insurance coverage. Specifically, and without limiting the generality of the foregoing, Dental Group agrees to indemnify, defend and hold harmless Manager for all liability, loss, claim, lawsuit, injury, cost, damage or expense whatsoever (including reasonable attorneys' fees and court costs) arising out of the professional negligence of Dental Group, its employees, agents, contractors or subcontractors, including any amounts in excess of the professional liability insurance coverage of Dental Group or its employees, agents, contractors or subcontractors.

     (b) Mutual Indemnity.  Each party to this Agreement shall be indemnified by
         ----------------
the other party for any claim under this Agreement or otherwise against the indemnified party for vacation pay, sick leave, retirement benefits, Social Security benefits, workers' compensation benefits, disability or unemployment, insurance benefits, or other employee benefits of any kind accrued during the term of this Agreement by an employee of the indemnifying party.

     8.2  Manager's Insurance.  Manager shall, on its own behalf and at its sole
          -------------------
cost and expense, procure and maintain in force during the term of this Agreement policies in the following categories in the amount indicated:

     (a) Comprehensive general liability insurance covering the risks of Manager, in an amount determined by the Joint Operations Committee;

     (b) Workers' compensation insurance covering the employees of Manager, in such amounts as is usual and customary under the circumstances;

     (c) Property insurance covering the facilities, equipment and supplies owned or leased by Manager or Dental Group for use in the operation of the Practice.

     8.3  Dental Group's Insurance.  At Dental Group's sole cost and expense,
          ------------------------
Manager shall obtain, and maintain on behalf of Dental Group in full force and effect during the Term, policies in the following categories in the amount indicated:

     (a) Comprehensive professional liability insurance coverage for Dental Group and Dental Group's Employee Providers, in such amounts as Manager shall reasonably deem necessary;

     (b) Workers' compensation insurance covering the employees of Dental Group, in such amounts as is usual and customary under the circumstances;

     (c) Comprehensive general liability insurance covering the risks of Dental Group, in an amount determined by the Joint Operations Committee.


                                   ARTICLE 9

                               BOOKS AND RECORDS
                               -----------------

     9.1  Ownership of Records.  All business records and information relating
          --------------------
exclusively to the business and activities of either party shall be the property of that party, irrespective of identity of the party responsible for producing or maintaining such records and information. Without limiting the foregoing, all patient charts and records maintained by Manager relating to the dental services of Dental Group shall be the property of Dental Group. Dental Group also shall be entitled to a copy at Dental Group's sole cost of all business records pertaining to Dental Group. Except as limited by law, including, but not limited to laws governing the confidentiality of patient records, Manager shall be entitled to a copy at Manager's sole cost of all records of Dental Group.


                                   ARTICLE 10

                            MISCELLANEOUS PROVISIONS
                            ------------------------

     10.1  Assignment.  Except for an assignment by Manager to GMS Dental Group
           ----------
Management, Inc., or an affiliate of GMS Dental Group Management, Inc., neither party shall assign this Agreement to any other party or parties without the prior written consent of the other party, which consent may be withheld arbitrarily or capriciously, for any reason or for no reason whatsoever and any attempted assignment in violation of this Agreement shall be null and void.

     10.2  Headings.  The article and section headings used in this Agreement
           --------
are for purposes of convenience only. They shall not be construed to limit or to extend the meaning of any part of this Agreement.

     10.3  Waiver.  Waiver by either Dental Group or Manager of any breach of
           ------
any provision of this Agreement shall not be deemed to be a waiver of such provision or of any subsequent breach of the same or of any other provision of this Agreement.

     10.4  Notices.  Any notice, demand, approval, consent, or other
           -------
communication required or desired to be given under this Agreement in writing shall be personally served or given by overnight express carrier or by mail, and if mailed, shall be deemed to have been given when five (5) business days have elapsed from the date of deposit in the United States mails, certified and postage prepaid, addressed to the party to be served at the following address or such other address as may be given in writing to the parties.

     Dental Group:       Slutsky Dental Corporation
                         6565 Grossmont Center Drive
                         Suite 459
                         La Mesa, CA  91942
                         Attn: President

     Manager: Alan M. Slutsky DMD, A Professional Corporation 6565 Grossmont Center Drive
                         Suite 459
                         La Mesa, CA  91942
                         Attn: President


     10.5  Attorneys' Fees.  If any legal action, arbitration, mediation or
           ---------------
other proceeding is commenced, whether by Manager or Dental Group concerning this Agreement, the prevailing party shall recover from the losing party reasonable attorneys' fees and costs and expenses, including those of appeal and not limited to taxable costs, incurred by the prevailing party, in addition to all other remedies to which the prevailing party may be entitled. If a claim or claims asserted by a third party against Manager or Dental Group or any of them arise from an action or omission by the other, the party responsible for the action or omission shall be the losing party, and the other party shall be the prevailing party, for purposes of the foregoing sentence.

     10.6  Successors.  Without limiting or otherwise affecting any restrictions
           ----------
on assignments of this Agreement or rights or duties under this Agreement, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of Dental Group and Manager.

     10.7  Entire Agreement.  This Agreement sets forth the entire agreement
           ----------------
between Dental Group and Manager and supersedes all prior negotiations and agreements, written or oral, concerning or relating to the subject matter of this Agreement, and this

Agreement may not be modified except by a writing executed by all parties and subject to the provisions thereof.

     10.8  Governing Law.  This Agreement and the rights and obligations of the
           -------------
parties hereto shall be governed by, and construed according to, the laws of the State of California.

     10.9  Severability.  If any provision of this Agreement is held to be
           ------------
invalid or unenforceable by any court or administrative agency of competent jurisdiction, or in a written opinion to the Manager by legal counsel knowledgeable in health law matters retained by the Manager, such holding or opinion shall not affect the validity and enforceability of the other provisions of this Agreement and the remainder of this Agreement shall be considered valid and operative to the fullest extent permitted by law, but only if and to the extent such enforcement would not materially and adversely frustrate the parties essential objectives as expressed herein.

     10.10  Time is of the Essence.  Time is of the essence in this Agreement.
            ----------------------

     10.11  Authority.  Any Person signing this Agreement on behalf of any
            ---------
entity hereby represents and warrants in its individual capacity that it has full authority to do so on behalf of such entity.

     10.12  Counterparts.   This Agreement may be executed in two (2) or more
            ------------
counterparts, each of which shall be deemed an original, but all of which taken together shall constitute on and the same instrument.

     IN WITNESS WHEREOF, Dental Group and Manager have caused their authorized representatives to execute this Agreement on the date first above written.

                               "DENTAL GROUP"

                               SLUTSKY DENTAL CORPORATION, a California professional dental corporation



                               By /s/ Alan M. Slutsky
                                  -------------------------------------
                                               President

                               MANAGER:
                               -------

                               ALAN M. SLUTSKY, DMD, A PROFESSIONAL CORPORATION, a California professional corporation



                               By /s/ Alan M. Slutsky
                                  ----------------------------------
                                  Alan M. Slutsky, President

                                   ADDENDUM 1
                                   ----------

     For purposes of this Agreement, the following terms shall have the meaning indicated below or defined at the indicated section:

     1.   Accounts.  See Section 2.5(a).
          --------

     2.   Affiliate.  "Affiliate" shall mean, with respect to any Person,  any
          ---------
individual or entity directly or indirectly owned or controlled by such Person, any individual or entity directly or indirectly owning or controlling such Person or any individual or entity directly or indirectly owned or controlled by the same family member, individual or entity as owns or controls such Person. For purposes of this Agreement, neither Dental Group nor Manager shall be deemed an Affiliate of the other.

     3.   Agreement.  "Agreement" means this Dental Group Management Agreement.
          ---------

     4.   Annual Budget.  See Section 3.6, first sentence.
          -------------

     5.   Beneficiaries.  See Recital A.
          -------------

     6.   Books and Records.  "Books and Records" means Dental Group's books of
          -----------------
account, accounting and financial records and all other records relating to and used in the conduct of Manager's duties hereunder and also used in the preparation of reports and financial statements. The books and records at all times shall be correct and complete and contain correct and timely entries made with respect to transactions entered into pursuant hereto in accordance with GAAP.

     7.   Capital Costs.  "Capital Costs" shall mean any and all investments
          -------------
that are or would be capitalized pursuant to GAAP.

     8.   Committee Members.  See Section 3.5(a).
          -----------------

     9.   Default Notice.  See Section 6.2(b)(1).
          --------------

     10.  Dental Group.   See first paragraph of this Agreement.
          ------------

     11.  Dental Group Members.  See Section 3.5(a).
          --------------------

     12.  Dental Expenses.  See Section 2.6(b).
          ---------------

     13.  Effective Date.  See Section 6.1.
          --------------

     14.  Employee Providers.  See Recital B.
          ------------------

     15.  Employment Agreements.  See Recital B.
          ---------------------

     16.  GAAP.  "GAAP" means at any particular time generally accepted
          ----
accounting principles as in effect at such time. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method of valuation as used in the preparation of Manager's financial statements.

     17.  Group Patients.  See Recital A.
          --------------

     18.  Joint Operations Committee.  See Section 3.4(b).
          --------------------------

     19.  Management Fee.  See Article 7.
          --------------

     20.  Manager.  See first paragraph of this Agreement.
          -------

     21.  Manager Members.  See Section 3.5(a).
          ---------------

     22.  Manager's Costs.  "Manager's Costs" means all costs incurred by
          ---------------
Manager including amortization associated with costs acquiring assets of the Dental Group or covering operations and Capital Costs, direct labor costs, supplies, direct overhead and indirect overhead expense attributable to the management and operation of the Practice and direct and indirect corporate overhead of Manager including all interest expense and other expenses which are attributable to Manager's business operations in accordance with Manager's corporate allocation policies.

     23.  Marks.  See Section 2.3(a).
          -----

     24.  Net Revenues.  "Net Revenues" means all Revenues net of allowances for
          ------------
uncollectible accounts.

     25.  Payor Contracts.  See Recital A.
          ---------------

     26.  Person.  "Person" shall mean any natural person, corporation,
          ------
partnership or other business structure recognized as a separate legal entity.

     27.  Plans.  See Recital A.
          -----

     28.  Practice.  See Recital A.
          --------

     29.  Preliminary Budget.  See Section 3.7(b).
          ------------------

     30.  Programs.  See Section 2.3(b).
          --------

     31.  Providers.  "Providers" shall mean individuals or organizations
          ---------
licensed to practice dentistry (including specialists) as well as other dental professionals who provide ancillary reimbursable dental services.

     32.  Provider Subcontracts.  See Recital A.
          ---------------------

     33.  Revenues.  "Revenues"  means all amounts assigned hereunder by Dental
          --------
Group to Manager pursuant to Section 2.6(a).

     34.  Subcontract Providers.  See Recital B.
          ---------------------

     35.  Term.  See Section 6.1.
          ----